Exhibit 77(c)

                MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

A special meeting of shareholders of each Fund was held on February 20, 2002 to approve the following:

1. A new Investment Management Agreement between the Registrant, on behalf of each Fund, and ING Investments, LLC (each fund voting separately):

     ING Ascent Fund                                    (For: 3,281,085;   Against: 107,637)
     ING Balanced Fund                                  (For: 6,030,870;   Against: 31,954)
     ING Crossroads Fund                                (For: 5,038,430;   Against: 19,593)
     ING Growth and Income Fund                         (For: 30,265,116; Against: 121,490)
     ING Growth Fund                                    (For: 14,728,880; Against: 78,218)
     ING Index Plus LargeCap Fund                       (For: 17,696,307; Against: 125,589)
     ING Index Plus MidCapFund                          (For: 1,472,861;   Against: 17,088)
     ING Index Plus Protection Fund                     (For: 4,208,683;   Against: 99,970)
     ING Index Plus SmallCap Fund                       (For: 725,633;      Against: 1,061)
     ING Legacy Fund                                    (For: 2,644,133;   Against: 20,673)
     ING Classic Principal Protection Fund I            (For: 10,608,821; Against: 213,934)
     ING Classic Principal Protection Fund II           (For: 8,532,684;   Against: 79,196)
     ING Classic Principal Protection Fund III          (For: 7,204,904;   Against: 172,044)
     ING Classic Principal Protection Fund IV           (For: 4,737,798;   Against: 82,584)
     ING Small Company Fund                             (For: 11,212,596; Against: 47,642)
     ING Technology Fund                                (For: 1,876,367; Against: 12,125)
     ING Value Opportunity Fund                         (For: 824,515;    Against: 3,536)

2. Approval of new Sub-Advisory Agreements between ING Investments, LLC and Aeltus Investment Management, Inc. with respect to the following Funds (each fund voting separately):

     ING Ascent Fund                                    (For: 3,279,397;   Against: 112,354)
     ING Balanced Fund                                  (For: 6,011,734;   Against: 25,243)
     ING CrossroadsFund                                 (For: 5,044,810;   Against: 20,081)
     ING Growth and Income Fund                         (For: 29,773,702; Against: 620,630)
     ING Growth Fund                                    (For: 14,459,280; Against: 347,152)
     ING Index Plus LargeCap Fund                       (For: 17,631,423; Against: 189,102)
     ING Index Plus MidCapFund                          (For: 1,467,225;   Against: 19,056)
     ING Index Plus Protection Fund                     (For: 4,109,504;   Against: 186,142)
     ING Index Plus SmallCap Fund                       (For: 725,460;      Against: 1,234)
     ING Legacy Fund                                    (For: 2,657,085;   Against: 21,087)
     ING Classic Principal Protection Fund I            (For: 10,608,821; Against: 213,934)
     ING Classic Principal Protection Fund II           (For: 8,518,286;   Against: 93,906)
     ING Classic Principal Protection Fund III          (For: 7,197,567;   Against: 173,537)
     ING Classic Principal Protection Fund IV           (For: 4,744,137;   Against: 73,436)
     ING Small Company Fund                             (For: 11,007,111; Against: 254,626)
     ING Value Opportunity Fund                         (For: 824,515;      Against: 3,536)

3. Approval of a new Sub-Advisory Agreement between ING Investments, LLC and Elijah Asset Management, LLC for the ING Technology Fund (For: 1,874,473;
     Against: 13,368).

4. Approval of Amended and Restated Articles of Incorporation (aggregating votes of all series of the Registrant) (For: 106,596,244; Against:
     1,308,806).